SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported) November 6, 1997



                            CHAPARRAL RESOURCES, INC.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)




          Colorado                      0-7261                    84-0630863
----------------------------     ---------------------       -------------------
(State or other jurisdiction     (Commission File No.)        (I.R.S. Employer
    of incorporation)                                        Identification No.)





             3400 Bissonnet Street, Suite 135, Houston, Texas   77005
             ----------------------------------------------------------
               (Address of principal executive offices)      (Zip Code)



        Registrant's telephone number including area code: (713) 669-0932

Item 7.  FINANCIAL STATEMENTS AND EXHIBITS

          (a)  Financial Statements of Businesses Acquired

               Not Applicable

          (b)  Pro Forma Financial Information

               Not Applicable

          (c)  Exhibits

               (99) Notice of Certain Proposed Unregistered Offering (Rule 135c)



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



                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    November 6, 1997

                                       CHAPARRAL RESOURCES, INC.




                                       By: /s/ Howard Karren
                                          --------------------------------------
                                           Howard Karren, President


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


                                    CHAPARRAL
                            CHAPARRAL RESOURCES, INC.




                                                                    NEWS RELEASE

FOR IMMEDIATE RELEASE
THURSDAY, NOVEMBER 6, 1997

CHAPARRAL RESOURCES ANNOUNCES FINANCING COMMITMENT

Houston, Texas, November 6, 1997, Chaparral Resources, Inc. (NASDAQ: CHAR) announced today that it has received a commitment from investors to acquire $22,500,000 of convertible preferred stock. The convertible preferred stock would have voting rights and would be issued in three equal series of $7,500,000 each with conversion prices of $2.25, $3.00 and $4.25 per share, respectively. The convertible preferred stock would be issued in four closings with the first closing (for $5,000,000 of preferred stock) occurring on or before November 30, 1997 and the fourth closing occurring on or before June 30, 1998. If not converted, the convertible preferred stock will be required to be redeemed five
(5) years after each closing. Chaparral Resources expects the definitive documents for the proposed transaction to be completed within the next week. The definitive documents are subject to approval by the Board of Directors of Chaparral Resources.

THE SECURITIES DESCRIBED IN THIS NEWS RELEASE WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES ABSENT REGISTRATION OR AN APPLICABLE EXEMPTION FROM REGISTRATION REQUIREMENTS.












              3400 Bissonnet * Suite 135 * Houston, Texas 77005 *
                         713-669-0932 * 713-669-0994 Fax